EXHIBIT 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the inclusion in this Amendment No. 2 to the Registration Statement on Form S-1 of Pzena Investment Management, Inc. (File No. 333-143660) of our report dated March 30, 2007, on our audit of Pzena Large Cap Value Fund II as of December 31, 2006 and for the period from August 1, 2006 (Commencement of Operations) to December 31, 2006. We also consent to the reference to our Firm under the caption “Experts”.
/s/ J.H. Cohn LLP
Roseland, New Jersey
August 3, 2007